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                                                                  EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Monarch Bancorp on Form S-4 of our Report on the consolidated financial statements of California Commercial Bankshares and subsidiary, dated January 24, 1997 (March 17, 1997 as to Notes 7 and 13), incorporated by reference in the Joint Proxy Statement
- Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement - Prospectus.



                                                /s/ Deloitte & Touche



Los Angeles, California
May 12, 1997